UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12.

ENERJEX RESOURCES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ENERJEX RESOURCES, INC.
27 Corporate Woods, Suite 350
10975 Grandview Drive
Overland Park, KS 66210

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on Tuesday, October 14, 2008

Dear EnerJex Resources, Inc. Stockholders:

You are cordially invited to attend the annual meeting of stockholders of EnerJex Resources, Inc., a Nevada corporation (“EnerJex”), to be held on Tuesday, October 14, 2008, at 2:00 p.m., local time, at 27 Corporate Woods, Suite 350, 10975 Grandview Drive, Overland Park, Kansas 66210. At the annual meeting, you will be asked to consider and vote on the following proposals;

1.
To elect a new board of directors for EnerJex to hold office until the next annual stockholder’s meeting, (the current nominees are C. Stephen Cochennet, Robert G. Wonish, Daran G. Dammeyer, Darrel G. Palmer and Dr. James W. Rector);

2.	To amend and restate the EnerJex Resources, Inc. Stock Option Plan;
3.	To reaffirm the appointment of Weaver & Martin, LLC as EnerJex’s independent auditors for the next year; and
4.	To consider and act upon any other matters that may properly come before the meeting or any adjournment thereof.

EnerJex’s board of directors has fixed the close of business on September 3, 2008 as the record date for the purpose of determining the stockholders who are entitled to receive notice of, and to vote at, the annual meeting or any adjournment thereof. A list of such stockholders will be available for examination by a stockholder for any purpose germane to the meeting during normal business hours at EnerJex’s Executive offices at 27 Corporate Woods, Suite 350, 10975 Grandview Drive, Overland Park, Kansas 66210 for 10 days prior to the annual meeting.

By Order of the board of directors

C. Stephen Cochennet
Secretary

Overland Park, Kansas
September 19, 2008

IMPORTANT

Whether or not you expect to attend the annual meeting in person, EnerJex urges you to please vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares by signing, dating and mailing the enclosed proxy will save EnerJex the expenses and extra work of additional solicitation. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option.

27 Corporate Woods, Suite 350
10975 Grandview Drive
Overland Park, Kansas 66210

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
October 14, 2008

This statement is furnished in connection with the solicitation by the board of directors of EnerJex Resources, Inc. (hereinafter “EnerJex” or the “Company”) of proxies in the accompanying form for the annual meeting of stockholders to be held on Tuesday, October 14, 2008 at 2:00 p.m. and at any adjournment thereof.

This proxy statement and the enclosed form of proxy were first sent to stockholders on or about September 19, 2008.

If the form of proxy enclosed herewith is executed and returned as requested, it may nevertheless be revoked at any time prior to exercise by filing an instrument revoking it or a duly executed proxy bearing a later date.

Solicitation of proxies will be made by mail and by EnerJex’s chairman, C. Stephen Cochennet. EnerJex will bear the costs of such solicitation and will reimburse brokerage firms, banks, trustees and others for their actual out-of-pocket expenses in forwarding proxy material to the beneficial owners of its common stock.

As of the close of business on September 3, 2008, the record date for the annual meeting, EnerJex had outstanding and entitled to vote 4,443,467 shares of common stock. Each share of common stock is entitled to one vote per share on all matters submitted to a vote of EnerJex’s stockholders. Only stockholders of record at the close of business on September 3, 2008 are entitled to vote at the annual meeting or at any adjournment thereof.

Stockholders who send in proxies but attend the meeting in person may vote directly if they prefer and withdraw their proxies or may allow their proxies to be voted with the similar proxies sent in by other stockholders.

VOTING PROCEDURES AND TABULATION

EnerJex will appoint an election inspector to act at the meeting and to make a written report thereof. Prior to the meeting, the inspector will sign an oath to perform its duties in an impartial manner and to the best of its ability. The inspector will ascertain the number of shares outstanding and the voting power of such shares, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots and perform certain other duties as required by law. The inspector will tabulate the number of votes cast for, against or abstained from the proposals described in the foregoing notice.

The presence at the meeting, in person or by proxy, of the holders of common stock holding in the aggregate a majority of the voting power of EnerJex’s stock entitled to vote at the meeting shall constitute a quorum for the transaction of business. The vote of holders of common stock holding in the aggregate a majority of the voting power of EnerJex’s stock present at the meeting, in person or by proxy, shall decide the proposals to elect directors, amend and restate the EnerJex Resources, Inc. Stock Option Plan and ratify the appointment of auditors. Abstentions will be counted for purposes of establishing a quorum for the meeting, but will not count as votes cast for the election of Directors or any other question. Accordingly, abstentions will have the same effect as a vote cast “AGAINST” each proposal.

If EnerJex receives a signed proxy card with no indication of the manner in which shares are to be voted on the proposals, such shares will be voted in accordance with the recommendation of the board of directors for such proposal.

Brokers who hold shares in street name only have the authority to vote on certain items when they have not received instructions from beneficial owners. Any “broker non-votes” will be counted for the purposes of establishing a quorum for the meeting, but will not be counted as votes cast for the election of Directors or any other question. Accordingly, “broker non-votes” will have the same effect as a vote cast “AGAINST” each proposal.

QUESTIONS AND ANSWERS
ABOUT THE PROXY MATERIALS, PROPOSALS AND THE ANNUAL MEETING

Q.	Why am I receiving these materials?

A.
EnerJex’s board of directors is providing these proxy materials to you in connection with the annual meeting of stockholders, which will take place on Tuesday, October 14, 2008 at 2:00 p.m., local time, at the EnerJex executive office, at 27 Corporate Woods, Suite 350, 10975 Grandview Drive, Overland Park, Kansas 66210. As a stockholder, you are invited to attend the annual meeting and are requested to vote on the items of business described in this Proxy Statement.

Q.	How may I obtain EnerJex’s annual report for the fiscal ended March 31, 2008?

A.
Stockholders may request a free copy of EnerJex’s annual report by writing to: EnerJex Resource, Inc., 27 Corporate Woods, Suite 350, 10975 Grandview Drive, Overland Park, Kansas 66210. Current and prospective investors can also access or order free copies of EnerJex’s annual report, this Proxy Statement, and other financial information and reports from the SEC website at http://www.sec.gov.

Q.	What proposals are stockholders being asked to consider at the upcoming annual meeting?

A.
EnerJex is electing directors to serve for the next fiscal year, seeking approval to amend and restate the EnerJex Resources, Inc. Stock Option Plan and seeking ratification of the appointment of its independent registered public accounting firm.

Q.	Why is EnerJex seeking stockholder approval to amend and restate the EnerJex Resources, Inc. Stock Option Plan?

A.
EnerJex’s governance, compensation and nominating committee of the board of directors proposes to amend and restate the EnerJex Resources, Inc. Stock Option Plan (the “Plan”) to (i) increase the maximum number of shares of its common stock that may be issued under the Plan from 1,000,000 to 1,250,000 and (ii) add restricted stock as an eligible award that can be granted under the Plan. If these amendments are approved, the Plan will also be renamed the EnerJex Resources, Inc. Stock Incentive Plan. The purpose of the amendments is to increase the flexibility in finding appropriate long-term incentives for EnerJex’s officers, directors, employees, independent contractors and consultants as alternatives to short-term cash payments. EnerJex expects that equity-based incentives will comprise an important part of future compensation packages needed to attract qualified executives, key employees, directors and consultants to EnerJex.

Q.	What happens if the proposal to amend and restate the EnerJex Resources, Inc. Stock Option Plan is approved?

A.
If the proposal to amend and restate the Plan is approved, then EnerJex will amend and restate the Plan and the governance, compensation and nominating committee of the board of directors will have the ability to grant an additional 250,000 stock options and also grant shares of restricted stock under the Plan.

Q.	What if the proposal to amend and restate the EnerJex Resources, Inc. Stock Option Plan not approved?

A.
If the proposal to amend and restate the Plan does not receive stockholder approval, the Plan will remain the same and the governance, compensation and nominating committee will only be able to grant the number of stock options currently available and will not be able to grant shares of restricted stock under the Plan.

Q.	How does the board of directors recommend that I vote?

A.	EnerJex’s board of directors recommends that you vote your shares “FOR” each of the proposals at the annual meeting.

Q.	What shares can I vote?

A.
Each share of EnerJex common stock outstanding as of the close of business on September 3, 2008 (the record date) is entitled to one vote on all items being voted on at the annual meeting. You may vote all shares owned by you as of the record date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner through a broker, trustee or other nominee, such as a bank.

Q.	What is the difference between holding shares as a “stockholder of record” and as a “beneficial owner?”

A.
Many EnerJex common stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between common shares held of record and those owned beneficially.

•
Stockholder of Record: If your common shares are registered directly in your name with EnerJex’s common stock transfer agent (Standard Registrar & Transfer Co., Inc.), you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to EnerJex or to vote in person at the annual meeting. A proxy card is enclosed for you to use.

•
Beneficial Owner: If your shares are held in a brokerage account or by another nominee (often referred to as being held in “street name”), you are considered the beneficial owner of such shares, and these proxy materials are being forwarded to you together with a voting instruction card by your broker, trustee or nominee, as the case may be. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote, and you are also invited to attend the annual meeting.

Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the annual meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee should have enclosed or provided voting instructions for you to use in directing the broker, trustee or other nominee how to vote your shares.

Q.	How can I attend the annual meeting?

A.
Because seating is limited, admission to the meeting will be on a first-come, first-served basis. You should be prepared to present photo identification for admittance. If you are not a stockholder of record as of the record date but held your shares in street name, you should provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to September 3, 2008, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above, you may not be admitted to the annual meeting.

Please let EnerJex know if you plan to attend the meeting by marking the box on the enclosed proxy card. The meeting will begin promptly at 2:00 p.m. local time. Check-in will begin at 1:30 p.m. local time, and you should allow ample time for the check-in procedures.

Q.	How can I vote my shares in person at the annual meeting?

A.
Shares held in your name as the stockholder of record may be voted by you in person at the annual meeting. Shares held in street name may be voted by you in person at the annual meeting only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, EnerJex recommends that you submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

Q.	How can I vote my shares without attending the annual meeting?

A.
Whether you hold shares as the stockholder of record or in street name, you may direct how your shares are voted without attending the annual meeting. If you are a stockholder of record, you may vote by submitting a proxy to EnerJex. If you hold shares in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. For directions on how to vote, please refer to the instructions included on your proxy card or, for shares held in street name, the voting instruction card provided by your broker, trustee or nominee.

Q.	Can I change my vote?

A.
You may change your vote at any time prior to the vote at the annual meeting. If you are the stockholder of record, you may change your vote by (i) granting a new proxy bearing a later date (which automatically revokes the earlier proxy), (ii) providing a written notice of revocation of your proxy to EnerJex’s corporate Secretary prior to your shares being voted, or (iii) attending the annual meeting and voting in person. Mere attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. If you hold shares in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

VOTING SECURITIES

The following table presents information, to the best of EnerJex’s knowledge, about the ownership of its common stock on September 3, 2008 relating to those persons known to beneficially own more than 5% of its capital stock and by its directors and executive officers. The percentage of beneficial ownership for the following table is based on 4,443,467 shares of common stock outstanding. All information in this proxy statement gives effect to a 1-for-5 reverse stock split of EnerJex’s outstanding shares of common stock effected on July 25, 2008. The reverse stock split did not affect the number of authorized shares or par value per share.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power. It also includes shares of common stock that the stockholder has a right to acquire within 60 days after September 3, 2008 pursuant to options, warrants, conversion privileges or other right. The percentage ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options or warrants into shares of EnerJex’s common stock.

Name and Address of Beneficial Owner, Officer or Director(1)	Number of Shares		Percent of Outstanding Shares of Common Stock(2)
C. Stephen Cochennet, President & Chief Executive Officer(3)	630,000	(4)	13.5%
Dierdre P. Jones, Chief Financial Officer(3)	60,000	(5)	1.3%
Robert G. Wonish, Director(3)	68,000	(6)	1.5%
Darrel G. Palmer, Director(3)	68,000	(6)	1.5%
Daran G. Dammeyer, Director(3)	72,102	(6)	1.6%
Dr. James W. Rector, Director(3)	38,000	(7)	*
Directors and Officers as a Group	936,102	(8)	18.8%

West Coast Opportunity Fund LLC(9) West Coast Asset Management, Inc. Paul Orfalea, Lance Helfert & R. Atticus Lowe 2151 Alessandro Drive, #100 Ventura, CA 93001	1,000,000		22.5%
Enable Growth Partners L.P.(10) Enable Capital Management, LLC Mitchell S. Levine One Ferry Building, Suite 225 San Francisco, CA 94111	385,980		8.7%

*	Represents beneficial ownership of less than 1%
(1)
As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security).

(2)	Figures are rounded to the nearest tenth of a percent.
(3)	The address of each person is care of EnerJex: 27 Corporate Woods, Suite 350, 10975 Grandview Drive, Overland Park, Kansas 66210.
(4)	Includes 230,000 currently exercisable options.
(5)	Includes 60,000 currently exercisable options.
(6)	Includes 68,000 currently exercisable options.
(7)	Includes 38,000 currently exercisable options.
(8)	Includes 532,000 currently exercisable options held by our executive officers and directors.
(9)
Based on a Schedule 13G/A filed with the SEC on February 4, 2008, the investment manager of West Coast Opportunity Fund, LLC (“WCOF”) is West Coast Asset Management (“WCAM”). WCAM has the authority to take any and all actions on behalf of WCOF, including voting any shares held by WCOF. Paul Orfalea, Lance Helfert and R. Atticus Lowe constitute the Investment Committee of WCOF. Messrs. Orfalea, Helfert and Lowe disclaim beneficial ownership of the shares.

(10)
Based on a Schedule 13G/A filed with the SEC on February 20, 2008, Enable Capital Management, LLC, as general and investment manager of Enable Growth Partners L.P. and other clients, may be deemed to have the power to direct the voting or disposition of shares of common stock held by Enable Growth Partners L.P. (1,385,200 shares of common stock) and other clients (544,700 shares of common stock). Therefore, Energy Capital Management, LLC, as Enable Growth Partners L.P.’s and those other accounts’ general partner and investment manager, and Mitchell S. Levine, as managing member and majority owner of Enable Capital Management, LLC, may be deemed to beneficially own the shares of common stock owned by Enable Growth Partners L.P. and such other accounts.

PROPOSAL 1. ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

At the 2008 annual meeting of stockholders, a board of directors consisting of five members will be elected, each director to hold office until the next annual meeting of stockholders, or a successor is elected and qualified, or until the director resigns, is removed or becomes disqualified.

EnerJex’s governance, compensation and nominating committee has nominated for election all five of the current members of the board of directors: C. Stephen Cochennet, Robert G. Wonish, Daran G. Dammeyer, Darrel G. Palmer and Dr. James W. Rector. The nominees have consented to their nomination to the board of directors, and will serve if elected. However, if the nominees should become unavailable for election, the accompanying proxy will be voted in favor of holding a vacancy to be filled by EnerJex’s current Directors. EnerJex has no reason to believe that Messrs. Cochennet, Wonish, Dammeyer, Palmer or Dr. Rector will be unavailable to serve as Directors.

The following information is provided regarding the nominees for election to the board of directors.

Name	Age	Term	Board Committee(s)(1)
C. Stephen Cochennet	51	Since 8/15/06	None
Robert G. Wonish	54	Since 5/4/07	GCNC (Chairman) and Audit
Daran G. Dammeyer	47	Since 5/4/07	Audit (Chairman) and GCNC
Darrel G. Palmer	50	Since 5/4/07	GCNC
Dr. James W. Rector	47	Since 3/19/08	None

(1) “GCNC” means the Governance, Compensation and Nominating Committee of the board of directors. “Audit” means the Audit Committee of the board of directors.

C. Stephen Cochennet has been EnerJex’s President, Chief Executive Officer and Chairman since August 15, 2006. From July 2002 to present, Mr. Cochennet has been President of CSC Group, LLC. Mr. Cochennet formed the CSC Group, LLC, through which he supports a number of clients that include Fortune 500 corporations, international companies, natural gas/electric utilities, outsource service providers, as well as various start up organizations. The services provided include strategic planning, capital formation, corporate development, executive networking and transaction structuring. Mr. Cochennet currently spends less than 10 hours per month on activities associated with CSC Group, LLC. From 1985 to 2002, he held several executive positions with UtiliCorp United Inc. (Aquila) in Kansas City. His responsibilities included finance, administration, operations, human resources, corporate development, natural gas/energy marketing, and managing several new start up operations. Prior to his experience at UtiliCorp United Inc., Mr. Cochennet served 6 years with the Federal Reserve System. Mr. Cochennet graduated from the University of Nebraska with a B.A. in Finance and Economics.

Robert G. Wonish has served as a member of EnerJex’s board of directors since May 2007. Effective April 21, 2008, Mr. Wonish was appointed President and Chief Operating Officer of Striker Oil & Gas, Inc. (OTC:BB SOIS), which is an oil and natural gas exploration and production company. Mr. Wonish also serves on the board of directors of Striker Oil & Gas, Inc. From December 2004 to June 30, 2007, Mr. Wonish was Vice President of Petroleum Engineers Inc., a subsidiary of The CYMRI Corporation, now CYMRI, L.L.C., which is a wholly-owned subsidiary of Stratum Holdings, Inc. On July 1, 2007, Mr. Wonish was appointed President and Chief Operating Officer of Petroleum Engineers Inc. Mr. Wonish was also President of CYMRI, L.L.C. After the sale of Petroleum Engineers Inc. in March of 2008, Mr. Wonish resigned all positions in Petroleum Engineers Inc. and CYMRI, L.L.C. as well as resigning as a member of the Stratum Holdings, Inc. board of directors. He previously achieved positions of increasing responsibility with PANACO, Inc., a public oil and natural gas company, ultimately serving as that company’s President and Chief Operating Officer. He began his engineering career at Amoco in 1975 and joined Panaco’s engineering staff in 1992. Mr. Wonish received his Mechanical Engineering degree from the University of Missouri-Rolla.

Daran G. Dammeyer has served as a member of EnerJex’s board of directors since May 2007. Since July 1999, Mr. Dammeyer has served as President of D-Two Solutions through which he supports clients by primarily providing merger and acquisition support, strategic planning, budgeting and forecasting process development and implementation. From March 1999 through July 1999, Mr. Dammeyer was a Director of International Financial Management for UtiliCorp United Inc. (Aquila), a multinational energy solutions provider in Kansas City, Missouri. From November 1995 through March 1999, Mr. Dammeyer served as the Chief Financial Controller of United Energy Limited in Melbourne, Australia. Mr. Dammeyer also served in numerous management positions at Michigan Energy Resources Company, including Director of Internal Audit. Mr. Dammeyer earned his Bachelor of Business Administration degree, with dual majors in Accounting and Corporate Financial Management from The University of Toledo, Ohio.

Darrel G. Palmer has served as a member of EnerJex’s board of directors since May of 2007. Since January 1997, Mr. Palmer has been President of Energy Management Resources, an energy process management firm serving industrial and large commercial companies throughout the U. S. and Canada. Mr. Palmer has 25 years of expertise in the natural gas arena. His experiences encompass a wide area of the natural gas industry and include working for natural gas marketing companies, local distribution companies, and FERC regulated pipelines. Prior to becoming an independent energy consultant in 1997, Mr. Palmer’s last position was Vice President/National Account Sales at UtiliCorp United Inc. (Aquila) of Kansas City, Missouri.  Over the years Mr. Palmer has worked in many civic organizations including United Way and has been a President of the local Kiwanis Club. Junior Achievement of Minnesota awarded him the Bronze Leadership Award for his accomplishments which included being an advisor, program manager, holding various Board positions, and ultimately being Board President.

Dr. James W. Rector has served as a member of EnerJex’s board of directors since March 19, 2008. Dr. Rector is the author of numerous technical papers along with a number of patents on seismic technology. He was a co-founder of two seismic technology startups that were later sold to NYSE-listed companies, and he regularly consults for many of the major oil companies including Chevron and BP. In 1998, he founded Berkeley GeoImaging LLC, which has completed five equity private placements for oil and natural gas exploration and development projects. Dr. Rector is a tenured professor of Geophysics at the University of California at Berkeley and a faculty staff scientist at the Lawrence Berkeley National Laboratory. He has been the Editor-in-Chief of the Journal of Applied Geophysics and has also served on the Society of Exploration Geophysicists Executive Committee. He received his Masters and Ph.D. degrees in Geophysics from Stanford University.

When the accompanying proxy is properly executed and returned, the shares it represents will be voted in accordance with the directions indicated thereon or, if no direction is indicated, the shares will be voted in favor of the election of the five nominees identified above. EnerJex expects each nominee to be able to serve if elected, but if any nominee notifies EnerJex before this meeting that he is unable to do so, then the proxies will be voted for the remainder of those nominated and, as designated by the Directors, may be voted (i) for a substitute nominee or nominees, or (ii) to elect such lesser number to constitute the whole Board as equals the number of nominees who are able to serve.

The vote of holders of common stock holding in the aggregate a majority of the voting power of EnerJex’s stock present at the meeting is required to elect the nominees.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES.

Director Independence

EnerJex’s board of directors has determined that Messrs. Wonish, Dammeyer, Palmer and Dr. Rector are independent directors, as defined by Section 803 of the American Stock Exchange Company Guide.

Board of Directors’ Meetings, Committees, Directors’ Compensation and Nominations

On 25 occasions during fiscal 2008, board of directors’ actions were taken by unanimous written consent or resolution. The board of directors held an annual meeting of directors following the 2007 annual meeting of stockholders and three other meetings during fiscal 2008. All directors attended this annual meeting and each of the meetings of the board committees on which he served. Directors are encouraged, but not required, to attend the annual meetings of EnerJex’s stockholders.

Audit Committee and Financial Expert

On May 4, 2007, EnerJex established and appointed initial members to the audit committee of its board of directors. Mr. Dammeyer is the chairman and Mr. Wonish serves as the other member of the committee. Currently, none of the members of the audit committee are, or have been, EnerJex officers or employees, and each member qualifies as an independent director as defined by Section 803 of the American Stock Exchange Company Guide, Section 10A(m) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 10A-3 thereunder. The board of directors has determined that Mr. Dammeyer is an “audit committee financial expert” as that term is used in Item 401(h) of Regulation S-K promulgated under the Exchange Act. The audit committee held ten meetings during fiscal 2008.

The audit committee has the sole authority to appoint and, when deemed appropriate, replace EnerJex’s independent registered public accounting firm, and has established a policy of pre-approving all audit and permissible non-audit services provided by EnerJex’s independent registered public accounting firm. The audit committee has, among other things, the responsibility to evaluate the qualifications and independence of EnerJex’s independent registered public accounting firm; to review and approve the scope and results of the annual audit; to review and discuss with management and the independent registered public accounting firm the content of EnerJex’s financial statements prior to the filing of its quarterly reports and annual reports; to review the content and clarity of EnerJex’s proposed communications with investors regarding its operating results and other financial matters; to review significant changes in EnerJex’s accounting policies; to establish procedures for receiving, retaining, and investigating reports of illegal acts involving EnerJex or complaints or concerns regarding questionable accounting or auditing matters, and supervise the investigation of any such reports, complaints or concerns; to establish procedures for the confidential, anonymous submission by EnerJex’s employees of concerns or complaints regarding questionable accounting or auditing matters; and to provide sufficient opportunity for the independent auditors to meet with the committee without management present.

A copy of the audit committee charter is available on EnerJex’s website www.enerjexresources.com.

Governance, Compensation and Nominating Committee

The governance, compensation and nominating committee is comprised of Messrs. Wonish, Dammeyer and Palmer. Mr. Wonish serves as the chairman of the governance, compensation and nominating committee. The governance, compensation and nominating committee is responsible for, among other things; identifying, reviewing, and evaluating individuals qualified to become members of the board, setting the compensation of the chief executive officer and performing other compensation oversight, reviewing and recommending the nomination of board members, and administering EnerJex’s equity compensation plans. The governance, compensation and nominating committee held five meetings during fiscal 2008.

Officer and Director Compensation Procedures

The governance, compensation and nominating committee is responsible for establishing and implementing, and monitoring adherence with, EnerJex’s compensation philosophy. This responsibility also includes establishing and approving the compensation program for its named executive officers and members of EnerJex’s board of directors, which this committee believes is fair, reasonable, and competitive. This committee acts pursuant to a charter approved by EnerJex’s board of directors and may not delegate its authority.

EnerJex’s compensation program is designed to retain and reward talented executives who can contribute to its long-term success and to reward performance that is valued by its stockholders. Key principles of EnerJex’s compensation philosophy, as established by the governance, compensation and nominating committee, include providing total compensation opportunities that are competitive within EnerJex’s industry and ensuring that it aligns those compensation opportunities with appropriate performance metrics. In this regard, EnerJex’s compensation practices are intended to (i) provide competitive compensation packages relative to our industry and competitors, at expected levels of performance, which the governance, compensation and nominating committee believes is sufficient to retain the talent necessary to run EnerJex’s business and execute its strategies, (ii) support and reinforce important business goals and objectives, and (iii) provide balanced incentives for achieving consistent and strong results for all of EnerJex’s stakeholders, including stockholders, employees, and customers.

         Based on the foregoing objectives, the governance, compensation and nominating committee has structured EnerJex’s executive compensation to motivate employees to achieve the business goals established by its board of directors. During fiscal 2008, the governance, compensation and nominating committee made compensation decisions without the assistance of a compensation consultant. However, subsequent to year-end, the governance, compensation and nominating committee engaged Longnecker & Associates (“Longnecker”) to serve as EnerJex’s independent compensation consultant. Longnecker provides expertise in the design and implementation of EnerJex’s executive and director compensation plans, as well as providing the governance, compensation and nominating committee with relevant market data.

The governance, compensation and nominating committee annually reviews all compensation decisions relating to EnerJex’s named executive officers. Administrative staff serves as management’s liaison with the governance, compensation and nominating committee. In addition, outside legal counsel and Accuity Financial, Inc., a consulting firm, provides assistance to the governance, compensation and nominating committee in connection with administration of its responsibilities, such as negotiating and drafting employment agreements, setting meetings and assembling and distributing meeting materials.

EnerJex’s chief executive officer has no direct role in setting his own compensation. The governance, compensation and nominating committee does, however, meet with its chief executive officer to evaluate his performance against his pre-established goals, and he makes recommendations to the board of directors regarding budgets that may affect certain of those goals. The chief executive officer also makes recommendations regarding compensation matters related to his direct reports and provides input regarding executive compensation programs and policies in general.

Management assists the governance, compensation and nominating committee by providing information needed or requested by the governance, compensation and nominating committee, such as reconciliation between actual performance and budget or forecasted performance; historic compensation information; compensation expense; EnerJex’s policies, reports and programs; and, information related to peer companies. Management also provides input and advice regarding compensation programs and policies, and their impact on EnerJex and its executives.

Director Nomination Procedures

The governance, compensation and nominating committee determines nominees for EnerJex’s board of directors. EnerJex’s directors approved the selection of the nominees for directors named in this proxy statement.

Generally, nominees for directors are identified and suggested by the members of the board or management using their business networks. The board has not retained any executive search firms or other third parties to identify or evaluate director candidates in the past and does not intend to in the near future. In selecting a nominee for director, the governance, compensation and nominating committee considers the following criteria:

1.
whether the nominee has the personal attributes for successful service on the board, such as demonstrated character and integrity; experience at a strategy/policy setting level; managerial experience dealing with complex problems; an ability to work effectively with others; and sufficient time to devote to the affairs of EnerJex;

2.
whether the nominee has been the chief executive officer or senior executive of a public company or a leader of a similar organization, including industry groups, universities or governmental organizations;

3.
whether the nominee, by virtue of particular experience, technical expertise or specialized skills or contacts relevant to EnerJex’s current or future business, will add specific value as a board member; and

4.	whether there are any other factors related to the ability and willingness of a new nominee to serve, or an existing board member to continue his service.

The governance, compensation and nominating committee has not established any specific minimum qualifications that a candidate for director must meet in order to be recommended for board membership. Rather the governance, compensation and nominating committee will evaluate the mix of skills and experience that the candidate offers, consider how a given candidate meets the board’s current expectations with respect to each such criterion and make a determination regarding whether a candidate should be recommended to the stockholders for election as a director. For the year ended March 31, 2008, EnerJex did not receive any recommendations for directors from its stockholders; however, the board appointed Dr. Rector to serve as a new member on March 19, 2008.

EnerJex will consider for inclusion in its nominations of new board of director nominees proposed by stockholders who have held at least 1% of the outstanding voting securities of EnerJex for at least one year. Board candidates referred by such stockholders will be considered on the same basis as board candidates referred from other sources. Any stockholder who wishes to recommend for EnerJex’s consideration a prospective nominee to serve on the board of directors may do so by giving the candidate’s name and qualifications in writing to EnerJex’s secretary at the following address: 27 Corporate Woods, Suite 350, 10975 Grandview Drive, Overland Park, Kansas 66210.

A copy of the governance, compensation and nominating committee charter is available on EnerJex’s website at www.enerjexresources.com.

Stockholder Communications with the Board of Directors

Stockholders who wish to communicate with the board or a particular director may send a letter to the secretary of EnerJex at: 27 Corporate Woods, Suite 350, 10975 Grandview Drive, Overland Park, Kansas 66210. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the board or just certain specified individual directors. The secretary will make copies of all such letters and circulate them to the appropriate director or directors.

Code of Ethics

EnerJex has adopted a code of business conduct and ethics that applies to all of its directors, officers and employees, as well as to directors, officers and employees of each subsidiary of EnerJex. A copy of the code of business conduct and ethics is available on EnerJex’s website at www.enerjexresources.com. If any substantive amendments are made to the code of business conduct and ethics or if EnerJex’s grants any waiver, including any implicit waiver, from a provision of the code to any of its officers and directors, EnerJex will satisfy any disclosure requirements of Form 8-K by disclosing the nature of such amendment or waiver on its website at www.enerjexresources.com.

Limitation of Liability of Directors

Pursuant to the Nevada General Corporation Law, EnerJex’s articles of incorporation exclude personal liability for its directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or any transaction from which a director receives an improper personal benefit. This exclusion of liability does not limit any right which a director may have to be indemnified and does not affect any director’s liability under federal or applicable state securities laws. EnerJex has agreed to indemnify its directors against expenses, judgments, and amounts paid in settlement in connection with any claim against a director if he acted in good faith and in a manner he believed to be in EnerJex’s best interests.

Executive Officers

The following table sets forth certain information regarding EnerJex’s current executive officers. EnerJex’s executive officers serve at the discretion of the board of directors, unless otherwise governed by employment contracts.

Name	Age	Position
C. Stephen Cochennet	51	President and Chief Executive Officer
Dierdre P. Jones	44	Chief Financial Officer

C. Stephen Cochennet has been EnerJex’s president and chief executive officer since August 15, 2006. See Mr. Cochennet’s biography on page 6 above.

Dierdre P. Jones has been EnerJex’s chief financial officer since August 1, 2008. From August 2007 through July 2008 Ms. Jones served as our director of finance and accounting. From May 2007 through August 2007, Ms. Jones provided independent consulting services for the company, primarily in the testing and implementation of financial accounting and reporting software. From May 2002 through May 2007, Ms. Jones was sole proprietor of These Faux Walls, a specialty design company. She holds the professional designations of Certified Public Accountant and Certified Internal Auditor. Prior to joining EnerJex, Ms. Jones held management positions with UtiliCorp United Inc. (Aquila), and served three years in public accounting with Arthur Andersen & Co. Ms. Jones graduated with distinction from the University of Kansas with a B.S. in Accounting and Business Administration.

Executive Compensation

The following table sets forth summary compensation information for the fiscal years ended March 31, 2008 and 2007 for EnerJex’s chief executive officer. EnerJex did not have any other executive officers as of the end of fiscal 2008 whose total compensation exceeded $100,000 and no compensation was paid to Mr. Cochennet in fiscal 2006. EnerJex refers to Mr. Cochennet as its named executive officer elsewhere in this proxy statement.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)	Option Awards ($)		All Other Compensation ($)		Total ($)

C. Stephen Cochennet	2008	$156,000		-0-	$859,622	(2)	$-0-		$1,015,622
President and Chief Executive Officer	2007	$110,500	(1)	-0-	-0-		$9,500	(3)	$120,000

(1)
Mr. Cochennet began receiving compensation as of August 1, 2006; therefore the amounts listed for fiscal 2007 represent compensation for only a portion of the year. EnerJex agreed to pay Mr. Cochennet a monthly salary of $13,000. Mr. Cochennet received $26,000 as compensation for August 1, 2006 through October 1, 2006. As of October 15, 2006, Mr. Cochennet agreed to defer his salary until financing was secured. As of March 31, 2007, EnerJex accrued $84,500 of Mr. Cochennet’s salary. Subsequent to March 31, 2007, Mr. Cochennet’s accrued salary was paid.

(2)	Amount represents the estimated total fair value of stock options granted to Mr. Cochennet under SFAS 123(R).
(3)	Represents automobile maintenance and related costs.

Outstanding Equity Awards at 2008 Fiscal Year-End

The following table lists the outstanding equity incentive awards held by EnerJex’s named executive officer as of March 31, 2008.

		Option Awards
	Fiscal Year	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date

C. Stephen Cochennet	2008	200,000	-0-	-0-	$6.25	05/03/2011

Option Exercises for Fiscal 2008

There were no options exercised by EnerJex’s named executive officer in fiscal 2008.

Employment Agreements

As of the fiscal year ended March 31, 2008, EnerJex had not entered into any employment agreements with its executive officers. On August 1, 2008, EnerJex entered into employment agreements with C. Stephen Cochennet, its chief executive officer, and Dierdre P. Jones, its chief financial officer. Each employment agreement was approved by the governance, compensation and nominating committee of the board of directors.

Cochennet Employment Agreement

In general, Mr. Cochennet’s employment agreement contains provisions concerning terms of employment, voluntary and involuntary termination, indemnification, severance payments, and other termination benefits, in addition to a non-compete clause and certain other perquisites, such as; long-term disability insurance, director and officer insurance, and a $1,000 per month automobile allowance. The original term of Mr. Cochennet’s employment agreement runs from August 1, 2008 until July 31, 2011. The term of the employment agreement is automatically extended for additional one year terms unless otherwise terminated in accordance with the terms of the employment agreement.

Mr. Cochennet’s employment agreement provides for an initial annual base salary of $200,000, which may be adjusted by the governance, compensation and nominating committee or the board of directors of EnerJex.

In addition, Mr. Cochennet is eligible to receive an annual bonus up to one hundred percent (100%) of his applicable base salary in cash or shares of restricted stock (if approved by EnerJex’s stockholders in accordance with Proposal 2) subject to EnerJex obtaining certain business objectives established by the board of directors. Mr. Cochennet is eligible to receive up to 135,000 options to purchase shares of EnerJex’s common stock based upon EnerJex’s achievement of specified performance targets. Additional information regarding these options is set forth in the following table.

Fiscal Year	Grant Date	Maximum # of Options	Strike Price of Options	Option Expiration Date*
2009	7/01/2009	30,000	Fair Market Value on Grant Date	6/30/2012
2010	7/01/2010	45,000	Fair Market Value on Grant Date	6/30/2013
2011	7/01/2011	60,000	Fair Market Value on Grant Date	6/30/2014

* The options shall be immediately vested and exercisable from the grant date through the option expiration date.

The number of stock options granted each fiscal year shall be based upon a schedule set forth in Mr. Cochennet’s employment agreement and will be prorated if actual performance does not equal or exceed 100% of the targeted performance conditions. Mr. Cochennet must be employed by EnerJex on the grant date to receive the stock options.

The maximum number of options available to be earned by Mr. Cochennet each year is subject to “catch-up”, such that if an element in year one is missed, it may be “caught-up” in year two, so long as the cumulative goal is met. Any catch-up options will be granted at the then current stock price.

As consideration for his efforts during fiscal 2008, EnerJex also agreed to pay Mr. Cochennet a $50,000 cash bonus and grant him 30,000 options to purchase shares of EnerJex’s common stock at $6.25 per share. These options have a term of three years and vested immediately upon grant.

EnerJex also granted Mr. Cochennet 45,000 options to purchase shares of EnerJex’s common stock at $6.25 per share as a signing bonus under the employment agreement. These options vest, assuming Mr. Cochennet remains employed by EnerJex, based on the following schedule: 10,000 on July 1, 2009; 15,000 on July 1, 2010; and 20,000 on July 1, 2011. The options will be exercisable for a three year term following each respective vesting date.

Jones Employment Agreement

In general, Ms. Jones’ employment agreement contains provisions concerning terms of employment, voluntary and involuntary termination, indemnification, severance payments, and other termination benefits, in addition to certain other perquisites. The original term of Ms. Jones’ employment agreement runs from August 1, 2008 until July 31, 2011.

Ms. Jones’ employment agreement provides for an initial annual base salary of $140,000, which may be adjusted by the governance, compensation and nominating committee or the board of directors of EnerJex.

In addition, Ms. Jones is eligible to receive an annual bonus up to thirty percent (30%) of her applicable base salary and is also eligible to participate in other incentive programs established by EnerJex.

The Company granted Ms. Jones 40,000 options to purchase shares of EnerJex’s common stock at $6.25 per share for a period of three years, which vested immediately upon grant.

Potential Payments Upon Termination or Change in Control

As of the fiscal year ended March 31, 2008, EnerJex had not entered into any compensatory plans or arrangements with respect to its named executive officer, which would in any way result in payments to such officer because of his resignation, retirement, or other termination of employment with EnerJex or its subsidiaries, or any change in control of, or a change in his responsibilities following a change in control.

However, on August 1, 2008, EnerJex entered into employment agreements with C. Stephen Cochennet, its chief executive officer, and Dierdre P. Jones, its chief financial officer. Both of these agreements provide for payments to Mr. Cochennet and Ms. Jones upon termination and for a change of control.

C. Stephen Cochennet

In the event of a termination of employment with EnerJex by Cochennet for “good reason”, which includes by reason of a “change of control”, or by EnerJex without “cause” (as defined in the employment agreement), Mr. Cochennet would receive: (i) a lump sum payment equal to all earned but unpaid base salary through the date of termination of employment; (ii) a lump sum payment equal to the annual incentive amount (assuming achievement at 100% of target) that Cochennet would have earned if he had remained employed through June 30th following the last day of the current fiscal year; (iii) a lump sum payment equal to an amount equal to the lesser of (a) 12-months base salary or (b) the base salary Cochennet would have received had he remained in employment through the end of the then existing term of the agreement; and (iv) immediate vesting of all equity awards (including but not limited to stock options and restricted shares).

In the event of a termination of Mr. Cochennet’s employment with EnerJex by reason of incapacity, disability or death, Mr. Cochennet, or his estate, would receive:  (i) a lump sum payment equal to all earned but unpaid base salary through the date of termination of employment or death; (ii) a lump sum payment equal to the annual incentive amount (assuming achievement at 100% of target) that Cochennet would have earned if he had remained employed through June 30th following the last day of the current fiscal year; and (iii) a lump sum payment equal to an amount equal to six-months base salary.

If the event of a termination of Mr. Cochennet’s employment by EnerJex for “cause” (as defined in the employment agreement), Mr. Cochennet would receive all earned but unpaid base salary through the date of termination of employment.  However, if a dispute arises between EnerJex and Mr. Cochennet that is not resolved within 60 days and neither party initiates arbitration proceedings pursuant to the terms of the employment agreement, EnerJex shall have the option to pay Mr. Cochennet a lump sum payment equal to six-months base salary in lieu of any and all other amounts or payments to which Mr. Cochennet may be entitled relating to his employment with EnerJex.

Dierdre P. Jones

In the event of a termination of employment by Jones for “good reason” prior to a “change of control” or by EnerJex without “cause” prior to a “change of control” (all terms as defined in the employment agreement), Ms. Jones would receive: (i) a lump sum payment equal to 12 months of her salary; plus (ii) a lump sum payment equal to the prorated portion of her bonus through the date of termination; plus (iii) all unvested stock or options held by Jones shall immediately vest and become exercisable for the full term set forth in such stock option or equity award agreements; plus (iv) health insurance premiums for a period of 12 months.

Further, in the event of the termination of Ms. Jones’ employment by EnerJex in connection with a “change of control” (as defined in the Employment Agreement), without cause within 12 months of a “change of control”, or by Ms. Jones for “good reason” within 12 months of a “change of control,” Ms. Jones shall be entitled to: (i) a lump sum payment equal to 12 months of her salary; plus (ii) a lump sum payment equal to 100% of her prior year’s bonus; plus (iii) all unvested stock or options held by Jones shall immediately vest and become exercisable for the full term set forth in such stock option or equity award agreements; plus (iv) health insurance premiums for a period of 12 months.

Non-Employee Director Compensation

The following table sets forth summary compensation information for the fiscal year ended March 31, 2008 for each of EnerJex’s non-employee directors:

Name	Fees Earned or Paid in Cash $	Stock Awards $		Option Awards $		All Other Compensation $	Total $
Daran G. Dammeyer	$42,000	$12,000	(1)	$171,924	(2)	$-0-	$225,924

Darrel G. Palmer	$14,500	$-0-		$171,924	(2)	$-0-	$186,424

Robert G. Wonish	$12,250	$-0-		$171,924	(2)	$-0-	$184,174

Dr. James W. Rector(3)	$357	$-0-		$-0-		$-0-	$357

(1)
Amount represents the estimated total fair market value of 1,920 shares of common stock issued to Mr. Dammeyer for services as audit committee chairman under SFAS 123(R), as discussed in Note 2 to EnerJex’s audited financial statements for the fiscal year ended March 31, 2008.

(2)
Amount represents the estimated total fair market value of 40,000 stock options granted to each of Messrs. Dammeyer, Palmer and Wonish under SFAS 123(R), as discussed in Note 2 to EnerJex’s financial statements for the fiscal year ended March 31, 2008. The 40,000 options granted to Messrs. Dammeyer, Palmer and Wonish were outstanding at fiscal year end.

(3)	Mr. Rector was appointed to the board of directors on March 19, 2008.

Board compensation was recently increased for fiscal 2009 upon the recommendation of an independent compensation consultant and the governance, compensation and nominating committee of the board of directors.  The annual retainer for non-employee directors is now $20,000 with a meeting fee of $1,500 for those in attendance and $750 for those who participate by telephone.  The chair of the audit committee will be paid an annual retainer of $42,000, payable with $2,500 per month in cash and $12,000 worth of common stock, at the beginning of this fiscal year based on the fair market value of such stock on or around April 1st of each year.  Members of the audit committee will be paid an annual cash retainer of $15,000 and $375 per meeting attended.  The chair of the governance, compensation and nominating committee will be paid an annual cash retainer of $8,000, payable quarterly, while members of that committee will be paid an annual cash retainer of $2,000, payable quarterly, and $375 per meeting attended.   In addition, the directors are reimbursed for expenses incurred in connection with board and committee membership.

For joining the board this fiscal year, Dr. Rector was granted options to purchase 10,000 shares of common stock for three years at an exercise price of $6.25 per share.  Each non-employee director was also granted options to purchase 28,000 shares of common stock for three years at an exercise price of $6.25 per share as equity-based compensation for fiscal year 2009.

Outstanding Equity Awards at 2008 Fiscal Year-End

The following table lists the outstanding equity incentive awards held by EnerJex’s non-employee directors as of March 31, 2008.

		Option Awards
	Fiscal Year	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date

Daran G. Dammeyer	2008	40,000	-0-	-0-	$6.25	05/03/2011

Darrel G. Palmer	2008	40,000	-0-	-0-	$6.25	05/03/2011

Robert G. Wonish	2008	40,000	-0-	-0-	$6.25	05/03/2011

Dr. James W. Rector	2008	-0-	-0-	-0-	-0-	—

Certain Relationships and Related Transactions

EnerJex was not a party to any transactions or series of similar transactions since the beginning of its last fiscal year in which:

•	The amounts involved exceeds the lesser of $120,000 or one percent of the average of its total assets at year end for the last two completed fiscal years; and
•	A director, executive officer, holder of more than 5% of its common stock or any member of their immediate family had or will have a direct or indirect material interest.

Section 16(a) Beneficial Owner Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires EnerJex’s executive officers and directors, and persons who beneficially own more than ten percent of its common stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and to furnish EnerJex with copies of all such Section 16(a) forms they file. Based upon a review of the copies of such forms furnished to it and written representations from its executive officers and directors, EnerJex believes that as of the date of this proxy each of its executive officers, directors and ten percent stockholders were current in their 16(a) reports.

PROPOSAL 2. APPROVAL TO AMEND AND RESTATE THE ENERJEX STOCK OPTION PLAN

General.  EnerJex’s board of directors proposes to amend and restate the EnerJex Resources, Inc. Stock Option Plan (the “Plan”) to (i) increase the maximum number of shares of its common stock that may be issued under the Plan from 1,000,000 to 1,250,000, (ii) add restricted stock as an eligible award that can be granted under the Plan, (iii) impose limits required by Section 162(m) of the tax code and (iv) extend the term of the Plan to October of 2018. The purpose of the amendments is to increase the flexibility in finding appropriate long-term incentives for its officers, directors, employees and consultants as alternatives to short-term cash payments. EnerJex expects that equity based incentives will comprise an important part of future compensation packages needed to attract qualified executives, key employees, directors and consultants to EnerJex. EnerJex’s board of directors believes it is in its best interests and those of its stockholders to approve the Amended and Restated EnerJex Resources, Inc. Stock Incentive Plan (the “Amended Plan”). If approved, the Amended Plan will also be renamed the EnerJex Resources, Inc. Stock Incentive Plan.

Below is a summary of the Amended Plan proposed to be approved by EnerJex’s stockholders. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Amended Plan. A copy of the Amended Plan is attached as Annex A to this Proxy Statement.

Purpose. The purpose of the Amended Plan is to enhance the long-term stockholder value of EnerJex by offering opportunities to EnerJex’s directors, employees, officers, consultants and independent contractors (collectively the “Participants”) of EnerJex and its subsidiaries to acquire and maintain stock ownership in EnerJex. The Amended Plan seeks to accomplish this purpose by enabling specified persons to purchase or be issued shares of common stock of EnerJex, thereby increasing their proprietary interest in EnerJex’s success and encouraging them to remain in the employ or service of EnerJex.

Administration and Eligibility.  The administration of the Amended Plan will be provided by the governance, compensation and nominating committee of the board of directors (the “Committee”), which will have the authority to determine the types of equity awards and the terms on which such awards are granted under the Amended Plan. The Committee has the exclusive authority, in its discretion, to (i) construe and interpret the Amended Plan, decide all questions and settle all controversies and disputes which may arise in connection with the Amended Plan and to define terms therein, (ii) prescribe, amend and rescind rules and regulations relating to administration of the Amended Plan, (iii) determine the purchase price of the shares covered by each award and the method of payment of such price, individuals to whom, and the time or times at which, options shall be granted and exercisable and the number of shares covered by each option or restricted stock grant, (iv) determine the terms and provisions of the respective option or restricted stock agreements (which need not be identical), (v) determine the duration and purposes of leaves of absence which may be granted to participants without constituting a termination of their employment for purposes of the Amended Plan, and (vi) make all other determination necessary or advisable to the administration of the Amended Plan.

The Committee’s determination on matters referred to above will be conclusive and binding on all parties involved or affected.

In general, only officers, employees, and directors who are also employees of EnerJex or any subsidiary shall be eligible to receive grants of incentive stock options. Officers, employees, and directors (whether or not they are also employees) of EnerJex or any subsidiary, as well as consultants, independent contractors or other service providers shall be eligible to receive grants of nonqualified options or restricted stock. The Committee from time to time will determine and designate to whom options or restricted stock may be granted. All such designations will be made at the discretion of the Committee.

There are approximately 30 persons who are currently eligible for participation in the Amended Plan.

Shares Subject to Amended Plan.  A maximum of 1,250,000 shares of common stock may be issued pursuant to awards granted under the Amended Plan. As of September 3, 2008, 495,500 shares were reserved for issuance upon exercise of outstanding awards. Upon any merger, reorganization, consolidation, recapitalization, stock dividend, or similar change in EnerJex’s capital structure, appropriate adjustments will be made to the shares subject to the Amended Plan, to the terms of the grant of awards described below and to outstanding awards. If shares of EnerJex’s common stock are subject to an Award that terminates without such shares being issued, then such shares of stock will again be available for grant and issuance under this Plan. Shares of common stock used to pay the exercise price of an option or to satisfy tax withholding obligations shall not be available for future grant or issuance under the Amended Plan. The maximum number of options that may be granted to a grantee in any fiscal year of EnerJex is 500,000. The maximum number of shares subject to a restricted stock award to a grantee in any fiscal year of EnerJex is 250,000.

The following table sets forth the number of options granted or reserved for grant under the Plan as of September 3, 2008 to each of EnerJex’s executive officers (individually and as a group); all non-employee directors; and all non-executive officers, other employees and consultants as a group.

Name and Position	Number of Options
C. Stephen Cochennet, President & Chief Executive Officer(1)	75,000
Dierdre P. Jones, Chief Financial Officer	60,000
All named executive officers	135,000
Robert G. Wonish, Director	68,000
Daran G. Dammeyer, Director	68,000
Darrel G. Palmer, Director	68,000
Dr. James W. Rector, Director	38,000
All non-employee directors	242,000
All non-executive officers, other employees and consultants	118,500
Total	495,500

(1)	Mr. Cochennet holds 200,000 options issued under EnerJex’s 2000/2001 Stock Option Plan.

Anticipated Issuances or Grants under the Amended Plan. Under the terms of Mr. Cochennet’s employment agreement, EnerJex has agreed that, if the Amended Plan is approved by stockholders, Mr. Cochennet shall be entitled to participate in an annual incentive bonus plan with a maximum potential amount of up to 100% of Mr. Cochennet’s base salary in effect at the commencement of each fiscal year.  At the discretion of the Committee, the annual incentive bonus for each fiscal year will be paid in cash or restricted stock pursuant to the Amended Plan.  Fifty percent (50%) of the annual bonus shall be earned upon the obtainment of mutually acceptable yearly business goals determined by Mr. Cochennet and the Committee within thirty (30) days following the commencement of each fiscal year (or with respect to the 2009 fiscal year, within thirty (30) days following August 1, 2008). The remaining fifty percent (50%) of the bonus shall be subject to the annual incentive elements set forth in Mr. Cochennet’s employment agreement.

Other than the potential grant of restricted stock to Mr. Cochennet described above, the Committee does not currently have any intentions of granting additional stock option or restricted stock awards under the Amended Plan.

Transfer of Awards.  In general, during the lifetime of the optionee, an option will be exercised only by the optionee and awards may not be transferred or assigned, except by will or the laws of descent and distribution. Awards may also be transferred under a qualified domestic relations order.

Terms of Awards. The Committee has the authority in its sole discretion to grant restricted stock, and stock option awards as incentive stock options or non-qualified stock options, as appropriate. The following are a summary of terms that will apply to any stock option or restricted stock awards granted under the Amended Plan, unless otherwise amended or decided upon by the Committee:

a.
Exercise price per share for each share a Participant is entitled to purchase under a nonqualified option will be determined by the Committee. The exercise price per share for each share a Participant is entitled to purchase under an incentive stock option shall be determined by the Committee but will not be less than fair market value per share on the grant date. However, incentive stock options issued to 10% or more holders hall be issued at no less than 110% of fair market value.

b.
The consideration to be paid for the shares to be issued upon the exercise of an option shall be determined by the Committee and may consist of cash, shares of EnerJex’s common stock, such other cashless basis, or such other consideration and method permitted under the applicable state and federal laws.

c.
Each option granted shall be exercisable at such times and under conditions determined by the Committee. However, in no event, shall an option be exercisable after 10 years from the grant date or 5 years from the grant date if the Participant owns more than 10% of the total combined voting power of all classes of stock of EnerJex or its subsidiaries on the grant date.

d.	Each restricted stock grant shall vest at such times and under conditions determined by the Committee.

To the extent that the right to purchase shares under a stock option award has vested, in order to exercise the stock option the Participant must execute and deliver to EnerJex a written stock option exercise agreement or notice in a form and in accordance with procedures established by the Committee. In addition, the full exercise price of the option must be delivered to EnerJex and must be paid in a form acceptable to the Committee.

The exact terms of the option or restricted stock granted will be contained in an agreement between EnerJex and the person to whom such option was granted. Options will become exercisable by the Participant and restricted stock shall vest in such amounts and at such times as determined by the Committee in each individual grant. Options and unvested restricted stock are not transferable except by will or by the laws of descent and distribution and will be exercisable or earned during the Participant’s lifetime only by such Participant.

Termination of Options.  If a Participant’s employment is terminated as a result of disability or death, any options granted to such optionee may be exercised by such optionee (or, in the case of death, his estate) at any time within one year after the date such optionee’s employment is terminated or expiration of the stated term of such options, but only to the extent such options were exercisable on such date. If an optionee’s employment is terminated other than for cause (except as described above), any options granted to such optionee may be exercised by such optionee at any time within three months after the date of such optionee’s termination, but only to the extent such options were exercisable on such date. If a Participant is terminated from EnerJex for cause (as defined in the Amended Plan), the Participant’s options shall expire immediately, unless the Committee, in its sole discretion, within 30 days of such termination, waives the expiration through written notice to the Participant.

Termination of Restricted Stock.  In the event a grantee ceases to be an employee of EnerJex or fails to meet other specified conditions, all shares of restricted stock awarded to him that are still subject to restrictions will be forfeited.

Adjustments. In the event in which EnerJex’s outstanding shares are increased, decreased or changed into, or exchanged for a different number or kind of shares or securities, without consideration being received by EnerJex, through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split, stock dividend, stock consolidation or otherwise then the following will occur: (i) appropriate and proportionate adjustments will be made to the number and kind of shares and exercise price for the shares granted under the Amended Plan, (ii) appropriate and proportionate adjustments will be made to the number and kind of and exercise price for the shares then outstanding under the Amended Plan, and (iii) appropriate amendments to the award agreements will be executed by EnerJex and the Participant if the Committee determines is necessary to reflect the adjustments.

Rule 16b-3 Compliance.  The terms, provisions, conditions and limitations of the Amended Plan shall be construed and interpreted so as to be consistent with the provisions of Rule 16b-3 of the Exchange Act.

Tax Treatment of ISOs.  In general, no taxable income for federal income tax purposes will be recognized by an option holder upon receipt or exercise of an incentive stock option, and EnerJex will not then be entitled to any tax deduction. Assuming that the option holder does not dispose of the option shares before the later of (1) two years after the date of grant or (2) one year after the exercise of the option, upon any such disposition, the option holder will recognize capital gain equal to the difference between the sale price on disposition and the exercise price. If, however, the option holder disposes of his option shares prior to the expiration of the required holding period, he will recognize ordinary income for federal income tax purposes in the year of disposition equal to the lesser of (1) the difference between the fair market value of the shares at the date of exercise and the exercise price, or (2) the difference between the sale price upon disposition and the exercise price. Any additional gain on such disqualifying disposition will be treated as capital gain. In addition, if such a disqualifying disposition is made by the option holder, EnerJex will be entitled to a deduction equal to the amount of ordinary income recognized by the option holder provided that such amount constitutes an ordinary and reasonable expense of EnerJex’s.

Tax Treatment of Nonqualified Stock Options.  No taxable income will be recognized by an option holder upon receipt of a nonqualified stock option, and EnerJex will not be entitled to a tax deduction for such grant. Upon the exercise of a nonqualified stock option, the option holder will include in taxable income, for federal income tax purposes, the excess in value on the date of exercise of the shares acquired pursuant to the nonqualified stock option over the exercise price. Upon a subsequent sale of the shares, the option holder will derive short-term or long-term gain or loss, depending upon the option holder’s holding period for the shares, commencing upon the exercise of the option, and upon the subsequent appreciation or depreciation in the value of the shares. EnerJex generally will be entitled to a corresponding deduction at the time that the participant is required to include the value of the shares in his income.

Tax Treatment of Restricted Stock.  Restricted stock is taxable to the grantee as ordinary income in the year in which the shares vest, and EnerJex is generally entitled to a tax deduction in the same amount and at the same time as the grantee recognizes income. However, a grantee may elect to include the restricted stock in taxable income for tax purposes as of the grant date if certain conditions are met. By doing so, the grantee may be eligible for capital gains treatment (other than ordinary income) at the time the grantee disposes of the shares.

Amendment and Termination of Plan. The Committee may at any time discontinue granting options or issuing restricted stock under the Amended Plan or otherwise suspend, amend, or terminate the Amended Plan and may with the consent of the Participant make such modification of the terms and conditions of Participant’s option as permitted under the Amended Plan. The Committee shall not have authority to make any amendment or modification to the Amended Plan or any outstanding option or restricted stock which would: (i) increase the maximum number of shares which may be purchased pursuant to options or restricted stock granted under the Amended Plan, either in the aggregate or by the Participant, (ii) change the designation of the class of the employees eligible to receive Incentive Stock Options, (iii) extend the terms of the Amended Plan or the maximum option period, (iv) decrease the minimum Incentive Stock Option price or permit reductions of the price at which shares may be purchased Incentive Stock Options that were granted under the Amended Plan, or (v) cause Incentive Stock Options issued under the Plan to fail to meet the requirements of incentive stock options under Sections 421 through 424 of the Code.

An amendment or modification shall be considered adopted as of the date of the Committee’s action effecting such amendment or modification and will be effective immediately, unless otherwise provided, and subject to the approval within 12 months before or after the effective date by the stockholders with respect to Incentive Stock Options and by any appropriate governmental agency.

Unless terminated earlier by the board of directors, the Amended Plan will expire on October 13, 2018.

The vote of holders of common stock holding in the aggregate a majority of the voting power of EnerJex’s stock present at the meeting is required to approve the Amended Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE
THE AMENDED PLAN.

PROPOSAL 3. REAFFIRM THE APPOINTMENT OF WEAVER & MARTIN, LLC AS AUDITORS FOR THE NEXT YEAR

EnerJex’s board of directors has selected Weaver & Martin, LLC as its independent auditor for the current fiscal year, and the board is asking stockholders to ratify that selection. Although current law, rules, and regulations require EnerJex’s independent auditor to be engaged, retained, and supervised by the audit committee of the board of directors, EnerJex’s board considers the selection of the independent auditor to be an important matter of stockholder concern and is submitting the selection of Weaver & Martin for ratification by stockholders as a matter of good corporate practice.

 It is expected that a representative of Weaver & Martin will be present at the annual meeting to respond to questions, but not to make a statement.

The vote of holders of common stock holding in the aggregate a majority of the voting power of EnerJex’s stock present at the meeting is required to approve the ratification of the selection of Weaver & Martin.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE REAFFIRMATION OF WEAVER &
MARTIN, LLC AS AUDITORS FOR THE NEXT YEAR.

Independent Public Accountants

Weaver & Martin, LLC served as EnerJex’s principal independent public accountants for fiscal 2008 and 2007 years. Aggregate fees billed to EnerJex for the fiscal years ended March 31, 2008 and 2007 by Weaver & Martin, LLC were as follows:

	For the Fiscal Years Ended March 31,
	2008	2007

Audit Fees(1)	$105,000	$46,079
Audit-Related Fees(2)	-0-	10,340
Tax Fees(3)	13,000	-0-
All Other Fees	-0-	-0-
Total fees paid or accrued to EnerJex’s principal accountant	$118,000	$56,419

(1)
Audit Fees include fees billed and expected to be billed for services performed to comply with Generally Accepted Auditing Standards (GAAS), including the recurring audit of EnerJex’s consolidated financial statements for such period included in its Annual Report on Form 10-K and for the reviews of the consolidated quarterly financial statements included in the Quarterly Reports on Form 10-QSB filed with the Securities and Exchange Commission. This category also includes fees for audits provided in connection with statutory filings or procedures related to audit of income tax provisions and related reserves, consents and assistance with and review of documents filed with the SEC.

(2)
Audit-Related Fees include fees for services associated with assurance and reasonably related to the performance of the audit or review of EnerJex’s financial statements. This category includes fees related to assistance in financial due diligence related to mergers and acquisitions, consultations regarding Generally Accepted Accounting Principles, reviews and evaluations of the impact of new regulatory pronouncements, general assistance with implementation of Sarbanes-Oxley Act of 2002 requirements and audit services not required by statute or regulation.

(3)	Tax fees consist of fees related to the preparation and review of EnerJex’s federal and state income tax returns.

Audit Committee Pre-Approval Policies and Procedures

EnerJex’s audit committee pre-approves all services to be provided to it by the independent auditor. This process involves obtaining (i) a written description of the proposed services, (ii) the confirmation of its principal accounting officer that the services are compatible with maintaining specific principles relating to independence, and (iii) confirmation from its securities counsel that the services are not among those that the independent auditors have been prohibited from performing under SEC rules, as outlined in the audit committee charter. The members of the audit committee then make a determination to approve or disapprove the engagement of Weaver & Martin for the proposed services. In fiscal 2008, all fees paid to Weaver & Martin were unanimously pre-approved in accordance with this policy.

Less than 50 percent of hours expended on the principal accountant’s engagement to audit EnerJex’s financial statements for the most recent fiscal year were attributed to work performed by persons other than the principal accountant’s full-time, permanent employees.

Report of the Audit Committee

EnerJex’s audit committee submits the following report:

The audit committee retains and oversees EnerJex’s independent registered public accountants, discusses and reviews with management accounting policies and financial statements, evaluates external and internal audit performance, investigates complaints and other allegations of fraud or misconduct by EnerJex’s management and employees and evaluates policies and procedures. The audit committee, which operates under a written charter adopted by the board, met ten times during fiscal year 2008 to carry out these activities. The remainder of this report relates to certain actions taken by the audit committee in fulfilling its roles as they relate to ascertaining the independence of EnerJex’s registered public accountants and recommending the inclusion of EnerJex’s financial statements in its annual report.

During fiscal 2008, the audit committee discussed with EnerJex’s independent registered public accounting firm the overall scope and plans for their audit. The audit committee also met periodically with the independent registered public accounting firm to discuss the results of their examinations, the overall quality of EnerJex’s financial reporting and their evaluations of its internal controls.

The audit committee of the board has received from Weaver & Martin, LLC, EnerJex’s independent registered public accounting firm, written disclosures and the letter required by the Independence Standards Board’s Standard No. 1, “Independence Discussions with Audit Committees,” that discloses all relationships between EnerJex and Weaver & Martin that may be thought to bear on the independence of Weaver & Martin from EnerJex. The audit committee has discussed with Weaver & Martin the contents of the written disclosure and letter as well as the matters required to be discussed by Statement on Auditing Standards No. 114. The audit committee has reviewed and discussed the audited financial statements of EnerJex for the year ended March 31, 2008, with EnerJex’s management, which has primary responsibility for the financial statements.

In addition, the audit committee has received the written disclosures and the letter from Weaver & Martin required by relevant professional and regulatory standards and has discussed with Weaver & Martin its independence from EnerJex and its management. In concluding that Weaver & Martin is independent, the audit committee considered, among other factors, whether the non-audit services provided by the firm were compatible with its independence.

Based on the reviews and discussions referred to above, we recommended to the board of directors that EnerJex’s audited financial statements be included in its annual report on Form 10-K for the fiscal year ended March 31, 2008.

The foregoing report is furnished by the audit committee of the board.

Daran G. Dammeyer (Chairman)
Robert G. Wonish

OTHER MATTERS

As of the date of this statement EnerJex’s management knows of no business to be presented to the meeting that is not referred to in the accompanying notice. As to other business that may properly come before the meeting, it is intended that proxies properly executed and returned will be voted in respect thereof at the discretion of the person voting the proxies in accordance with their best judgment, including upon any stockholder proposal about which EnerJex did not receive timely notice.

Expenses of Proxy Solicitation

The principal solicitation of proxies will be made by mail. Expense of distributing this proxy statement to stockholders, which may include reimbursement to banks, brokers and other custodians for their expenses in forwarding this proxy statement, will be borne exclusively by EnerJex.

Proposals of Stockholders

Any stockholder proposal intended to be considered for inclusion in the proxy statement for presentation at the EnerJex 2009 annual meeting must be received by EnerJex by April 15, 2009. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Exchange Act. It is suggested the proposal be submitted by certified mail -- return receipt requested. Stockholders who intend to present a proposal at the EnerJex 2009 annual meeting without including such proposal in EnerJex’s proxy statement must have provided EnerJex notice of such proposal no later than July 1, 2009. EnerJex reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

By order of the board of directors

C. Stephen Cochennet,
Chairman

Overland Park, Kansas
September 19, 2008

ENERJEX RESOURCES, INC.
PROXY

Annual Meeting of Stockholders
October 14, 2008

This Proxy is solicited on behalf of the EnerJex board of directors

The undersigned appoints C. Stephen Cochennet, Chairman of EnerJex Resources, Inc., with full power of substitution, the attorney and proxy of the undersigned, to attend the annual meeting of stockholders of EnerJex Resources, Inc., to be held Tuesday, October 14, 2008, beginning at 2:00 p.m., Central Time, at 27 Corporate Woods, Suite 350, 10975 Grandview Drive, Overland Park, Kansas 66210 and at any adjournment thereof, and to vote the stock the undersigned would be entitled to vote if personally present, on all matters set forth in the Proxy Statement to stockholders dated September 19, 2008, a copy of which has been received by the undersigned, as follows:

1.	Election of directors, to serve until the next annual meeting and until their successors are elected and qualify (the Board recommends a vote FOR each of the following nominees):

	FOR	AGAINST	ABSTAIN
C. Stephen Cochennet	☐	☐	☐
Robert G. Wonish	☐	☐	☐
Daran G. Dammeyer	☐	☐	☐
Darrel G. Palmer	☐	☐	☐
Dr. James W. Rector	☐	☐	☐

		FOR	AGAINST	ABSTAIN
2.	Approval to Amend and Restate the EnerJex Resources, Inc. Stock Option Plan.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	Reaffirmation of Weaver & Martin, LLC as auditors for the next year.	☐	☐	☐

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INDICATIONS ABOVE. IN THE ABSENCE OF SUCH INDICATIONS, THIS PROXY, IF OTHERWISE DULY EXECUTED, WILL BE VOTED FOR EACH OF THE MATTERS SET FORTH ABOVE.

Date ___________________________, 2008	Number of Shares ________________

Please sign exactly as
your name appears on
your stock certificate(s).
If your stock is issued in	Signature
the names of two or more	Print Name Here:
persons, all of them must
sign this proxy. If signing
in representative capacity,	Signature
please indicate your title.	Print Name Here:

Please check the following box if you intend to attend the annual meeting in person:     ☐

PLEASE SIGN AND RETURN THIS PROXY PRIOR TO OCTOBER 13, 2008.

Mail To: EnerJex Resources, Inc.,
27 Corporate Woods, Suite 350, 10975 Grandview Drive, Overland Park, Kansas 66210

Annex A

AMENDED AND RESTATED
ENERJEX RESOURCES, INC.
STOCK INCENTIVE PLAN
(As amended through October 14, 2008)

1. PURPOSE. The purpose of the Amended and Restated EnerJex Resources, Inc. Stock Incentive Plan (the “Plan”) is to strengthen EnerJex Resources, Inc., a Nevada corporation (“Corporation”), by providing to employees, officers, directors, consultants and independent contractors of the Corporation or any of its subsidiaries (including dealers, distributors, and other business entities or persons providing services on behalf of the Corporation or any of its subsidiaries) added incentive for high levels of performance and unusual efforts to increase the earnings of the Corporation. The Plan seeks to accomplish this purpose by enabling specified persons to acquire shares of the common stock of the Corporation, $0.001 par value, thereby increasing their proprietary interest in the Corporation’s success and encouraging them to remain in the employ or service of the Corporation. Further purposes of the Plan are:

•
To provide officers and other employees of the Corporation with opportunities to purchase stock pursuant to options which qualify as “incentive stock options” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), granted hereunder (“ISO” or “ISOs”);

•
To provide directors, officers, employees, consultants and independent contractors of the Corporation with opportunities to purchase stock pursuant to options granted hereunder, which do not qualify as ISOs (“Non-Qualified Option” or “Non-Qualified Options”); and

•
To provide directors, officers, employees, consultants and independent contractors of the Corporation with opportunities to make direct purchases of or be granted shares of restricted stock (“Restricted Stock”).

Both ISOs and Non-Qualified Options are referred to hereafter individually as an “Option” and collectively as “Options.”

As used herein, the terms “Parent” and “Subsidiary” mean “Parent Corporation” and “subsidiary corporation” as those terms are defined in Section 425 of the Code.

2. CERTAIN DEFINITIONS. As used in this Plan, the following words and phrases shall have the respective meanings set forth below, unless the context clearly indicates a contrary meaning:

2.1 “Award Agreement”: The document setting forth the terms and conditions of each Option or Restricted Stock grant.

2.2 “Board of Directors”: The Board of Directors of the Corporation.

2.3 “Code”: The Internal Revenue Code of 1986, as amended.

2.4 “Committee”: The Committee means the Governance, Compensation and Nominating Committee of the Corporation’s Board of Directors.

2.5 “Fair Market Value Per Share”: The fair market value per share of the Shares as determined by the Committee in good faith. The Committee is authorized to make its determination as to the fair market value per share of the Shares on the following basis: (i) if the Shares are traded only otherwise than on a securities exchange and are not quoted on the National Association of Securities Dealers’ Automated Quotation System (“NASDAQ”), but are quoted on the bulletin board or in the “pink sheets”, the greater of (a) the average of the mean between the average daily bid and average daily asked prices of the Shares during the thirty (30) day period preceding the date of grant of an Option, as quoted on the bulletin board or in the “pink sheets”, or (b) the mean between the average daily bid and average daily asked prices of the Shares on the date of grant, as published on the bulletin board or in such “pink sheets;” (ii) if the Shares are traded only otherwise than on a securities exchange and are quoted on NASDAQ, the greater of (a) the average of the mean between the closing bid and closing asked prices of the Shares during the thirty (30) day period preceding the date of grant of an Option, as reported by the Wall Street Journal and (b) the mean between the closing bid and closing asked prices of the Shares on the date of grant of an Option, as reported by the Wall Street Journal; (iii) if the Shares are admitted to trading on a securities exchange, the daily closing price of the Shares on the date of grant of an Option, as quoted in the Wall Street Journal; or (iv) if the Shares are traded only otherwise than as described in (i), (ii) or (iii) above, or if the Shares are not publicly traded, the value determined by the Committee in good faith based upon the fair market value as determined by completely independent and well qualified experts.

2.6 “Grantee”: A holder of an Option or Restricted Stock.

2.7 “Incentive Stock Option”: An Option intended to qualify for treatment as an incentive stock option under Code Sections 421 and 422A, and designated as an Incentive Stock Option.

2.8 “Nonqualified Option”: An Option not qualifying as an Incentive Stock Option.

2.9 “Option”: A stock option granted under the Plan.

2.10 “Restricted Stock”: Shares subject to restrictions determined by the Committee, or federal or state securities laws.

2.11 “Shares”: The shares of common stock $.001 par value of the Corporation.

3. ADMINISTRATION OF PLAN.

3.1 In General. This Plan shall be administered by the Committee.

3.2 Authority. Subject to the express provisions of this Plan, the Committee shall have the authority to: (i) construe and interpret the Plan, decide all questions and settle all controversies and disputes which may arise in connection with the Plan and to define the terms used therein; (ii) prescribe, amend and rescind rules and regulations relating to administration of the Plan; (iii) determine the purchase price of the Shares covered by Options and Restricted Stock, if any, and the method of payment of such price, individuals to whom, and the time or times at which, Options or Restricted Stock shall be granted and exercisable and the number of Shares covered by Options or Restricted Stock; (iv) determine the terms and provisions of the respective Award Agreements (which need not be identical); (v) determine the duration and purposes of leaves of absence which may be granted to Grantees without constituting a termination of their employment for purposes of the Plan; (vi) determine whether each Option granted shall be an ISO or a Non-Qualified Option; (vii) determine the time or times and specific conditions and restrictions subject to Options or Restricted Stock and the nature of those conditions or restrictions; and (viii) make all other determinations necessary or advisable to the administration of the Plan. Determinations of the Committee on matters referred to in this Section 3 shall be conclusive and binding on all parties howsoever concerned. With respect to ISOs, the Committee shall administer the Plan in compliance with the provisions of Code Section 422A as the same may hereafter be amended from time to time. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option or Restricted Stock grant.

4. ELIGIBILITY AND PARTICIPATION.

4.1 In General. Only officers, employees and directors who are also employees of the Corporation or any Subsidiary shall be eligible to receive grants of ISOs. Officers, employees and directors (whether or not they are also employees) of the Corporation or any Subsidiary, as well as consultants, independent contractors or other service providers of the Corporation or any Subsidiary shall be eligible to receive grants of Nonqualified Options and Restricted Stock. Within the foregoing limits, the Committee, from time to time, shall determine and designate persons to whom Options or Restricted Stock may be granted. All such designations shall be made in the absolute discretion of the Committee and shall not require the approval of the stockholders. In determining (i) the number of Shares to be covered by each Option or Restricted Stock grant, (ii) the purchase price for such Shares and the method of payment of such price (subject to the other sections hereof), (iii) the individuals of the eligible class to whom Options or Restricted Stock shall be granted, (iv) the terms and provisions of the respective Award Agreements, and (v) the times at which such Options or Restricted Stock shall be granted, the Committee shall take into account such factors as it shall deem relevant in connection with accomplishing the purpose of the Plan as set forth in Section 1. An individual who has been granted an Option or Restricted Stock may be granted an additional Option or Restricted Stock if the Committee shall so determine. No Option or Restricted Stock shall be granted under the Plan after October 13, 2018, but Options or Restricted Stock granted before such date may be exercisable or vest after such date.

4.2 Certain Limitations. In no event shall ISOs be granted to a Grantee such that the sum of (i) the aggregate fair market value (determined at the time the ISOs are granted) of the Shares subject to all Options granted under the Plan which are exercisable for the first time during the same calendar year, plus (ii) the aggregate fair market value (determined at the time the Options are granted) of all stock subject to all other ISOs granted to such Grantee by the Corporation, its parent and Subsidiaries which are exercisable for the first time during such calendar year, exceeds One Hundred Thousand Dollars ($100,000). For purposes of the immediately preceding sentence, fair market value shall be determined as of the date of grant based on the Fair Market Value Per Share as determined pursuant to Section 2.5.

5. AVAILABLE SHARES AND ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

5.1 Shares. Subject to adjustment as provided in Section 5.2 below, the total number of Shares to be subject to Options and Restricted Stock awards granted pursuant to this Plan shall not exceed One Million Two Hundred Fifty Thousand (1,250,000) Shares. Shares subject to the Plan may be either authorized but unissued shares or shares that were once issued and subsequently reacquired by the Corporation; the Committee shall be empowered to take any appropriate action required to make Shares available for Options or Restricted Stock granted under this Plan. If (i) any Option is surrendered before exercise or lapses without exercise in full or for any other reason ceases to be exercisable, or (ii) Restricted Stock is surrendered before vesting or lapses without vesting in full or for any other reason ceases to be outstanding, the Shares reserved therefore shall continue to be available under the Plan. The maximum number of Options that may be granted to a Grantee in any fiscal year of the Corporation is 500,000. The maximum number of Shares subject to a Restricted Stock award to a Grantee in any fiscal year of the Corporation is 250,000.

5.2 Adjustments. As used herein, the term “Adjustment Event” means an event pursuant to which the outstanding Shares of the Corporation are increased, decreased or changed into, or exchanged for a different number or kind of shares or securities, without receipt of consideration by the Corporation, through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split, stock dividend, stock consolidation or otherwise. Upon the occurrence of an Adjustment Event, (i) appropriate and proportionate adjustments shall be made to the number and kind of Shares and exercise price for the Shares subject to the Options or Restricted Stock grants which may thereafter be granted under this Plan, (ii) appropriate and proportionate adjustments shall be made to the number and kind of and exercise price for the Shares subject to the then outstanding Options or Restricted Stock granted under this Plan, and (iii) appropriate amendments to the Award Agreements shall be executed by the Corporation and the Grantees, if the Committee determines that such an amendment is necessary or desirable to reflect such adjustments. If determined by the Committee to be appropriate, in the event of an Adjustment Event that involves the substitution of securities of a corporation other than the Corporation, the Committee shall make arrangements for the assumptions by such other corporation of any Options or Restricted Stock then or thereafter outstanding under the Plan. Notwithstanding the foregoing, such adjustment in an outstanding Option or Restricted Stock award shall be made without change in the total exercise price applicable to the unexercised portion of the Option or Restricted Stock, but with an appropriate adjustment to the number of shares, kind of shares and exercise price for each share subject to the Option or Restricted Stock award. The determination by the Committee as to what adjustments, amendments or arrangements shall be made pursuant to this Section 5.2, and the extent thereof, shall be final and conclusive. No fractional Shares shall be issued under the Plan on account of any such adjustment or arrangement.

6. TERMS AND CONDITIONS OF GRANTS.

6.1 Intended Treatment as ISOs. ISOs granted pursuant to this Plan are intended to be “incentive stock options” to which Code Sections 421 and 422 apply, and the Plan shall be construed and administered to implement that intent. If all or any part of an ISO shall not be an “incentive stock option” subject to Sections 421 or 422 of the Code, such Option shall nevertheless be valid and carried into effect. All Options granted under this Plan shall be subject to the terms and conditions set forth in this Section 6 (except as provided in Section 5.2) and to such other terms and conditions as the Committee shall determine to be appropriate to accomplish the purpose of the Plan as set forth in Section 1.

6.2 Amount and Payment of Exercise Price for Options.

6.2.1 Exercise Price. The exercise price per Share for each Share which the Grantee is entitled to purchase under a Nonqualified Option shall be determined by the Committee but shall not be less than one hundred percent (100%) of the Fair Market Value Per Share on the date of the grant of the Nonqualified Option. The exercise price per Share for each Share which the Grantee is entitled to purchase under an ISO shall be determined by the Committee but shall not be less than 100% of the Fair Market Value Per Share on the date of the grant of the ISO; provided, however, that the exercise price shall not be less than one hundred ten percent (110%) of the Fair Market Value Per Share on the date of the grant of the ISO in the case of an individual then owning (within the meaning of Code Section 425(d)) more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or of its parent or Subsidiaries.

6.2.2 Payment of Exercise Price. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Committee and may consist of shares of the common stock of the Corporation or such other consideration and method of payment for the Shares as may be permitted under applicable state and federal laws.

6.3 Exercise of Options.

6.3.1 Each Option granted under this Plan shall be exercisable at such times and under such conditions as may be determined by the Committee at the time of the grant of the Option and as shall be permissible under the terms of the Plan; provided, however, in no event shall an Option be exercisable after the expiration of ten (10) years from the date it is granted, and in the case of a Grantee owning (within the meaning of Code Section 425(d)), at the time an ISO is granted, more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or of its parent or Subsidiaries, such ISO shall not be exercisable later than five (5) years after the date of grant.

6.3.2 A Grantee may purchase less than the total number of Shares for which the Option is exercisable.

6.4 Grant of Restricted Stock. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Grantees in such amounts as the Committee, in its sole discretion, shall determine. The Committee, in its sole discretion, shall determine the number of Shares to be granted to each Grantee.

6.4.1 Restricted Stock Agreement. Each award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the period of restriction, the number of Shares granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine. Unless the Committee, in its sole discretion, determines otherwise, Shares of Restricted Stock shall be held by the Corporation as escrow agent until the end of the applicable period of restriction.

6.4.2 Transferability. Except as provided in this Section 6.4, Shares of Restricted Stock may not be sold, transferred, gifted, bequeathed, pledged, assigned, or otherwise alienated or hypothecated, voluntarily or involuntarily, until the end of the applicable period of restriction.

6.4.3 Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate in accordance with this Section 6.4.

6.4.3.1 General Restrictions. The Committee may set restrictions based upon (a) the achievement of specific performance objectives (Corporation-wide, divisional or individual), (b) applicable Federal or state securities laws, or (c) any other basis determined by the Committee in its sole discretion.

6.4.3.2 Legend on Certificates. The Committee, in its sole discretion, may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions. For example, the Committee may determine that some or all certificates representing Shares of Restricted Stock shall bear the following legend:

“THE SALE OR OTHER TRANSFER OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE, WHETHER VOLUNTARY, INVOLUNTARY, OR BY OPERATION OF LAW, IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN THE ENERJEX RESOURCES, INC. STOCK INCENTIVE PLAN, AND IN A RESTRICTED STOCK AGREEMENT. A COPY OF THIS PLAN AND SUCH RESTRICTED STOCK AGREEMENT MAY BE OBTAINED FROM THE SECRETARY OF ENERJEX RESOURCES, INC.”

6.4.4 Removal of Restrictions. Except as otherwise provided in this Section 6.4, Shares of Restricted Stock covered by each Restricted Stock grant made under this Plan shall be released from escrow as soon as practicable after the end of the applicable period of restriction. The Committee, in its sole discretion, may accelerate the time at which any restrictions shall lapse and remove any restrictions. After the end of the applicable period of restriction, the Grantee shall be entitled to have any legend or legends under Section 6.4.3.2 removed from his or her Share certificate, and the Shares shall be freely transferable by the Grantee.

6.4.5 Voting Rights. During the period of restriction, Grantees holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the applicable Award Agreement provides otherwise.

6.4.6 Dividends and Other Distributions. During the period of restriction, Grantees holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the applicable Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

6.4.7 Return of Restricted Stock to Corporation. On the date set forth in the applicable Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Corporation and thereafter shall be available for grant under this Plan.

6.5 Nontransferability of Options. All Options granted under this Plan shall be nontransferable, either voluntarily or by operation of law, otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Grantee’s lifetime only by such Grantee.

6.6 Effect of Termination of Employment or Other Relationship. Except as otherwise determined by the Committee in connection with the grant of Options, the effect of termination of a Grantee’s employment or other relationship with the Corporation on such Grantee’s rights to acquire Shares pursuant to the Plan shall be as follows:

6.6.1 Termination for Other than Disability, Death or Cause. If a Grantee ceases to be employed by, or ceases to have a relationship with, the Corporation for any reason other than for disability, death or cause, such Grantee’s Options shall expire not later than three (3) months thereafter. During such three (3) month period and prior to the expiration of the Option by its terms, the Grantee may exercise any Option granted to him, but only to the extent such Options were exercisable on the date of termination of his employment or relationship and except as so exercised, such Options shall expire at the end of such three (3) month period unless such Options by their terms expire before such date. The decision as to whether a termination for a reason other than disability, cause or death has occurred shall be made by the Committee, whose decision shall be final and conclusive, except that employment shall not be considered terminated in the case of sick leave or other bona fide leave of absence approved by the Corporation.

6.6.2 Disability or Death. If a Grantee ceases to be employed by, or ceases to have a relationship with, the Corporation by reason of disability (within the meaning of Code Section 22(e)(3)) or death, such Grantee’s Options shall expire not later than one (1) year thereafter. During such one (1) year period and prior to the expiration of the Option by its terms, the Grantee may exercise any Option granted to him, but only to the extent such Options were exercisable on the date the Grantee ceased to be employed by, or ceased to have a relationship with, the Corporation by reason of disability or death and except as so exercised, such Options shall expire at the end of such one (1) year period unless such Options by their terms expire before such date. The decision as to whether a termination by reason of disability or death has occurred shall be made by the Committee, whose decision shall be final and conclusive.

6.6.3 Termination for Cause. If a Grantee’s employment by, or relationship with, the Corporation or any of its Subsidiaries is terminated for cause, such Grantee’s Option shall expire immediately; provided, however, the Committee may, in its sole discretion, within thirty (30) days of such termination, waive the expiration of the Option by giving written notice of such waiver to the Grantee at such Grantee’s last known address. In the event of such waiver, the Grantee may exercise the Option only to such extent, for such time, and upon such terms and conditions as if such Grantee had ceased to be employed by, or ceased to have a relationship with, the Corporation upon the date of such termination for a reason other than disability, cause, or death. Termination for cause shall include termination for malfeasance or gross misfeasance in the performance of duties or conviction of illegal activity in connection therewith or any conduct detrimental to the interests of the Corporation. The determination of the Committee with respect to whether a termination for cause has occurred shall be final and conclusive.

6.7 Withholding of Taxes. The Corporation or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Grantee to remit to the Corporation, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Grantee's employment tax obligations) required by law to be withheld with respect to any taxable event concerning a Grantee arising as a result of this Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Grantee to elect to have the Corporation withhold Shares otherwise issuable under an Award Agreement (or allow the return of Shares ) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of Shares which may be withheld with respect to the issuance, vesting, exercise or payment of any award (or which may be repurchased from the Grantee of such award within six months after such Shares were acquired by the Grantee from the Corporation) in order to satisfy the Grantee's federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the award shall be limited to the number of Shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

6.8 No Rights to Continued Employment or Relationship. Nothing contained in this Plan or in any Award Agreement shall obligate the Corporation to employ or have another relationship with any Grantee for any period or interfere in any way with the right of the Corporation to reduce such Grantee’s compensation or to terminate the employment of or relationship with any Grantee at any time.

6.9 Privileges of Stock Ownership. No Grantee shall be entitled to the privileges of stock ownership as to any Shares not actually issued to such Grantee. No Shares shall be issued unless and until, in the opinion of the Corporation’s counsel, any then applicable requirements of any laws or governmental or regulatory agencies having jurisdiction and of any exchanges upon which the stock of the Corporation may be listed shall have been fully complied with.

6.10 Securities Laws Compliance. The Corporation will diligently endeavor to comply with all applicable securities laws before any Options or Restricted Stock are granted under the Plan and before any Shares are issued pursuant to Options or as Restricted Stock. Without limiting the generality of the foregoing, the Corporation may require from the Grantee such investment representation or such agreement, if any, as counsel for the Corporation may consider necessary or advisable in order to comply with the Securities Act of 1933 as then in effect, and may require that the Grantee agree that any sale of the Shares will be made only in such manner as is permitted by the Committee. The Committee in its discretion may cause the Shares underlying the Options or subject to Restricted Stock grants to be registered under the Securities Act of 1933, as amended, by the filing of a Form S-8 Registration Statement covering the Shares available for grant or issuance under this Plan. Grantee shall take any action reasonably requested by the Corporation in connection with registration or qualification of the Shares under federal or state securities laws.

6.11 Award Agreement. Each Option and Restricted Stock granted under this Plan shall be evidenced by the appropriate written Award Agreement executed by the Corporation and the Grantee and shall contain each of the provisions and agreements specifically required to be contained therein pursuant to this Section 6, and such other terms and conditions as are deemed desirable by the Committee and are not inconsistent with the purpose of the Plan as set forth in Section 1.

7. PLAN AMENDMENT AND TERMINATION.

7.1 Authority of Committee. The Committee may at any time discontinue granting Options or Restricted Stock under the Plan or otherwise suspend, amend or terminate the Plan and may, with the consent of a Grantee, make such modification of the terms and conditions of such Grantee’s Option or Restricted Stock grant as it shall deem advisable; provided that, except as permitted under the provisions of Section 5.2, the Committee shall have no authority to make any amendment or modification to this Plan or any outstanding Option or Restricted Stock grant thereunder which would: (i) increase the maximum number of shares which may be purchased pursuant to Options or Restricted Stock granted under the Plan, either in the aggregate or by a Grantee (except pursuant to Section 5.2); (ii) change the designation of the class of the employees eligible to receive ISOs; (iii) extend the term of the Plan or the maximum Option period thereunder; (iv) decrease the minimum ISO price or permit reductions of the price at which shares may be purchased for ISOs granted under the Plan; or (v) cause ISOs issued under the Plan to fail to meet the requirements of incentive stock options under Code Section 422. An amendment or modification made pursuant to the provisions of this Section 7 shall be deemed adopted as of the date of the action of the Committee effecting such amendment or modification and shall be effective immediately, unless otherwise provided therein, subject to approval thereof (1) within twelve (12) months before or after the effective date by stockholders of the Corporation holding not less than a majority vote of the voting power of the Corporation voting in person or by proxy at a duly held stockholders meeting when required to maintain or satisfy the requirements of Code Section 422 with respect to ISOs, and (2) by any appropriate governmental agency. No Option or Restricted Stock may be granted during any suspension or after termination of the Plan.

7.2 Ten (10) Year Maximum Term. Unless previously terminated by the Committee, this Plan shall terminate on October 13, 2018, and no Options shall be granted under the Plan thereafter.

7.3 Effect on Outstanding Options. Amendment, suspension or termination of this Plan shall not, without the consent of the Grantee, alter or impair any rights or obligations under any Option theretofore granted.

8. EFFECTIVE DATE OF PLAN. This Plan was originally adopted effective as of May 4, 2007, and was scheduled to terminate on August 1, 2012. The maximum number of shares available for award under the original Plan was 1,000,000 shares. The Plan is being amended and restated in its entirety effective as of October 14, 2008, upon the approval by the affirmative vote of a majority of the issued and outstanding Shares of common stock of the Corporation represented at a duly held meeting at which a quorum was present.

9. MISCELLANEOUS PROVISIONS.

9.1 Exculpation and Indemnification. The Corporation shall indemnify and hold harmless the Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act, or omission to act, in connection with the performance of such persons’ duties, responsibilities and obligations under the Plan, other than such liabilities, costs and expenses as may result from the gross negligence, bad faith, willful conduct and/or criminal acts of such persons.

9.2 Governing Law. The Plan shall be governed and construed in accordance with the laws of the State of Nevada and the Code.

9.3 Compliance with Applicable Laws. The inability of the Corporation to obtain from any regulatory body having jurisdiction authority deemed by the Corporation’s counsel to be necessary to the lawful issuance and sale of any Shares upon the exercise of an Option or Restricted Stock grant shall relieve the Corporation of any liability in respect of the non-issuance or sale of such Shares as to which such requisite authority shall not have been obtained.

As approved by the Governance, Compensation and Nominating Committee of the Board of Directors on September 12, 2008 and a majority of the outstanding shares of common stock of EnerJex Resources, Inc. represented at a meeting on October 14, 2008.

By:
C. Stephen Cochennet, Secretary